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                                   Exhibit 5.2

                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                              125 West 55th Street
                          New York, New York 10019-5389


                                             March 22, 2000

Idaho Power Company
1221 West Idaho Street
Boise, Idaho  83702-5627

Ladies and Gentlemen:

         We have acted as counsel to Idaho Power Company, an Idaho corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"), which the Company proposes to file on or shortly after the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") relating to $200,000,000 in aggregate principal amount of its
(i) serial preferred stock, without par value (the "Preferred Stock"); (ii) unsecured debt securities (the "Debentures"); and (iii) first mortgage bonds (the "Bonds") (with the Debentures referred to as the "Debt Securities" and collectively with the Preferred Stock referred to as the "Offered Securities"). The Offered Securities will be issued from time to time pursuant to the provisions of Rule 415 under the Securities Act.

         The Bonds will be issued in one or more series pursuant to the Indenture of Mortgage and Deed of Trust dated as of October 1, 1937 (the "First Mortgage Bond Indenture") between the Company and Bankers Trust Company and R.G. Page (Stanley Burg, successor individual trustee), as trustees, which is filed as an exhibit to the Registration Statement. The Debentures will be issued in one or more series pursuant to a Debt Securities Indenture (the "Debenture Indenture") between the Company and the trustee, the form of which is filed as an exhibit to the Registration Statement.

         For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our


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Idaho Power Company
March 22, 2000
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satisfaction, of (i) the Registration Statement; (ii) the Restated Articles of
Incorporation and Amended Bylaws of the Company; (iii) the First Mortgage Bond Indenture; (iv) the Debenture Indenture; (v) resolutions adopted by the Board of Directors of the Company relating to the Registration Statement and (vi) such other instruments, certificates, records and documents, and such matters of law, as we have considered necessary or appropriate for the purposes hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid Registration Statement, Restated Articles of Incorporation, Amended Bylaws, First Mortgage Bond Indenture, Debenture Indenture, resolutions, instruments, certificates, records and documents. We have also assumed the regularity of all corporate procedures.

         Based upon the foregoing, and subject to the qualifications and limitations contained in this opinion, we are of the opinion that:

         (1) When (i) appropriate authorizations by the Idaho Public Utilities Commission, the Public Service Commission of Wyoming and the Public Utility Commission of Oregon shall have been granted, (ii) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act, (iii) the First Mortgage Bond Indenture and the Debenture Indenture, including any necessary supplemental indentures, filed as exhibits to the Registration Statement, shall have been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and (iv) a prospectus supplement with respect to a particular series of Debt Securities shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, no further authorization, consent or approval by any regulatory authority will be required for the valid issuance and sale of the Debt Securities of such series.

         (2) When (i) the Debenture Indenture shall have been duly executed and delivered by the Company and the trustee and (ii) a Board Resolution within the meaning of the First Mortgage Bond Indenture or Debenture Indenture shall have been issued or a supplemental indenture entered into, in accordance with the First


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Idaho Power Company
March 22, 2000
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Mortgage Bond Indenture or Debenture Indenture, as the case may be, detailing the establishment of a particular series of Debt Securities, such series of Debt Securities shall have been duly authorized by the Company.

         (3) Upon the execution and filing with the trustee of the proper papers with respect to the Debt Securities of a particular series, the Debt Securities of such series shall be issuable under the terms of the First Mortgage Bond Indenture or Debenture Indenture, as applicable.

         (4) When such series of Debt Securities shall have been duly executed, authenticated and delivered in accordance with the corporate and governmental authorizations and the instruments referred to above and the purchase price for such series of Debt Securities shall have been received by the Company, the Debt Securities of such series will be legally issued and binding obligations of the Company and will be entitled to the benefits of the First Mortgage Bond Indenture or Debenture Indenture, as applicable, on a parity with the securities of other series which may be hereafter issued thereunder pursuant to the terms of such indenture (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law).

         (5) When (i) appropriate authorizations by the Idaho Public Utilities Commission, the Public Service Commission of Wyoming and the Public Utility Commission of Oregon shall have been granted, (ii) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and (iii) a prospectus supplement with respect to the Preferred Stock shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, no further authorization, consent or approval by any regulatory authority will be required for the valid issuance and sale of the Preferred Stock.

         (6) When (i) the Board of Directors of the Company shall have taken appropriate action to authorize the issuance and sale of the series of Preferred Stock, (ii) the Articles of Amendment to the Restated Articles of Incorporation, as amended, of the Company relating to the series of Preferred Stock shall have been filed with the Secretary of State of Idaho in the form


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Idaho Power Company
March 22, 2000
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and manner required by law and (iii) the series of Preferred Stock shall have been issued, sold and delivered in accordance with the corporate and governmental authorizations and the instruments referred to above and for the consideration contemplated in the prospectus supplement, the series of Preferred Stock will be validly issued, fully paid and non-assessable.

         With respect to this opinion, we do not hold ourselves out as experts on the laws of any state other than the State of New York. Our opinions expressed above are limited to the laws of the State of New York and the federal laws of the United States. Insofar as this opinion involves matters of the law of the State of Idaho, Oregon and Wyoming, we have relied upon an opinion of even date herewith addressed to you by Robert W. Stahman, Vice President, General Counsel and Secretary of the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm contained therein under the caption "Legal Opinions" in said Registration Statement and any amendments thereto and in the Prospectus constituting a part thereof. We are not passing upon matters relating to the incorporation of the Company, titles to property, liens, licenses, franchises, water rights or conformity to the laws of the State of Idaho, Montana, Nevada, Oregon or Wyoming, or upon questions of the recording of, or the validity or priority of the lien of, the mortgage securing the Bonds. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                      Very truly yours,

                                      /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.


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